Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Wednesday, July 13, 2016

AMERICAN AIRLINES GROUP

REPORTS JUNE TRAFFIC

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported June and year-to-date 2016 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were 20.9 billion, up 2.2 percent versus June 2015. Total capacity was 24.6 billion available seat miles (ASMs), up 2.8 percent versus June 2015. Total passenger load factor was 84.9 percent, down 0.5 percentage points versus June 2015.

The Company expects its second quarter 2016 consolidated passenger revenue per available seat mile (PRASM) to be down approximately 6 to 7 percent year-over-year. In addition, the Company continues to expect its second quarter pretax margin excluding special items1 to be between 14 and 16 percent. For more financial forecasting detail, please refer to the Company’s investor relations update also filed today on SEC Form 8-K.

The following summarizes American Airlines Group traffic results for the month and year-to-date ended June 30, 2016, and 2015, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

[1]	American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time

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American Airlines Group Reports June 2016 Traffic

July 13, 2016

American Airlines Group Traffic Results

		June				Year to Date
	2016	2015	Change		2016	2015	Change
Revenue Passenger Miles (000)
Domestic	11,931,442	11,568,968	3.1%		63,808,020	62,754,971	1.7%
Atlantic	3,002,389	3,184,762	(5.7)%		12,680,011	12,992,862	(2.4)%
Latin America	2,551,480	2,632,958	(3.1)%		15,475,711	15,752,974	(1.8)%
Pacific	1,146,087	940,322	21.9%		6,183,484	4,980,083	24.2%

International	6,699,956	6,758,042	(0.9)%		34,339,206	33,725,919	1.8%

Mainline	18,631,398	18,327,010	1.7%		98,147,226	96,480,890	1.7%
Regional	2,239,031	2,097,944	6.7%		11,959,171	11,529,766	3.7%

Total Revenue Passenger Miles	20,870,429	20,424,954	2.2%		110,106,397	108,010,656	1.9%

Available Seat Miles (000)
Domestic	13,538,658	13,135,409	3.1%		75,243,939	73,993,356	1.7%
Atlantic	3,826,986	3,824,321	0.1%		17,570,159	17,321,312	1.4%
Latin America	3,202,471	3,377,382	(5.2)%		19,949,286	20,487,983	(2.6)%
Pacific	1,297,784	1,075,267	20.7%		7,470,835	5,970,523	25.1%

International	8,327,241	8,276,970	0.6%		44,990,280	43,779,818	2.8%

Mainline	21,865,899	21,412,379	2.1%		120,234,219	117,773,174	2.1%
Regional	2,725,404	2,513,902	8.4%		15,580,768	14,417,441	8.1%

Total Available Seat Miles	24,591,303	23,926,281	2.8%		135,814,987	132,190,615	2.7%

Load Factor (%)
Domestic	88.1	88.1	—	pts	84.8	84.8	—	pts
Atlantic	78.5	83.3	(4.8	)pts	72.2	75.0	(2.8	)pts
Latin America	79.7	78.0	1.7	pts	77.6	76.9	0.7	pts
Pacific	88.3	87.5	0.8	pts	82.8	83.4	(0.6	)pts
International	80.5	81.6	(1.1	)pts	76.3	77.0	(0.7	)pts
Mainline	85.2	85.6	(0.4	)pts	81.6	81.9	(0.3	)pts
Regional	82.2	83.5	(1.3	)pts	76.8	80.0	(3.2	)pts
Total Load Factor	84.9	85.4	(0.5	)pts	81.1	81.7	(0.6	)pts

Enplanements
Mainline	13,179,493	13,074,555	0.8%		72,245,935	71,774,250	0.7%
Regional	4,937,272	4,856,445	1.7%		26,619,787	26,619,285	—%

Total Enplanements	18,116,765	17,931,000	1.0%		98,865,722	98,393,535	0.5%

System Cargo Ton Miles (000)	202,682	202,594	—%		1,152,962	1,147,539	0.5%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

American Airlines Group Reports June 2016 Traffic

July 13, 2016

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, statements about the expected second quarter pretax margin, the expected change in PRASM, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low-cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-

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American Airlines Group Reports June 2016 Traffic

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party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on the Company’s financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of the Company’s goodwill and an inability to realize the full value of the Company’s intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase programs or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (especially in Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A, Risk Factors) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking

American Airlines Group Reports June 2016 Traffic

July 13, 2016

statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

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